Exhibit 99.1

October 04, 2021	510 Burrard St, 3rd Floor
Vancouver BC, V6C 3B9
www.computershare.com

To: All Canadian Securities Regulatory Authorities

Subject: ASSURE HOLDINGS CORP.

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General Meeting
Record Date for Notice of Meeting :	October 19, 2021
Record Date for Voting (if applicable) :	October 19, 2021
Beneficial Ownership Determination Date :	October 19, 2021
Meeting Date :	December 09, 2021
Meeting Location (if available) :	Denver, CO
Issuer sending proxy related materials directly to NOBO:	No
Issuer paying for delivery to OBO:	No

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No
NAA for Registered Holders	No

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON	04625J204	US04625J2042

Sincerely,

Computershare

Agent for ASSURE HOLDINGS CORP.